Exhibit 5.1

April 4, 2007

ACADIA Pharmaceuticals Inc.

3911 Sorrento Valley Boulevard

San Diego, CA 92121

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the offering by ACADIA Pharmaceuticals Inc., a Delaware corporation (the “Company”), of an aggregate of 6,612,500 shares of the Company’s common stock, par value $0.0001 (the “Shares”), pursuant to a Registration Statement on Form S-3 (No. 333-139217) (the “Initial Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), a Registration Statement on Form S-3 (No. 333-141897) filed with the Commission pursuant to Rule 462(b) of the Act (the “462(b) Registration Statement” and collectively with the Initial Registration Statement, the “Registration Statements”), the prospectus included within the Initial Registration Statement (the “Base Prospectus”), and the supplemented form of prospectus relating to the Shares dated April 4, 2007 and filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Prospectus Supplement”). (The Base Prospectus and Prospectus Supplement are collectively referred to as the “Prospectus.”) All of the Shares are to be sold by the Company as described in the Registration Statements and Prospectus.

In connection with this opinion, we have examined and relied upon the Registration Statements, the Prospectus, the Company’s Restated Certificate of Incorporation, as amended, its Amended and Restated Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold in accordance with the Registration Statements and Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statements.

Very truly yours,

Cooley Godward Kronish LLP

By:	/s/ D. Bradley Peck
D. Bradley Peck